Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement(s) on Form S-8 (Nos. 333-99049; 333-76420; 333-36191; 333-16455; 333-16459) under the Securities Act of 1933 of our report dated May 2, 2003, relating to the financial statements and supplemental schedule of the Labor Ready, Inc. 401(k) Plan, which appears in this Form 11-K.

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP
Tacoma, Washington
June 30, 2003